As filed with the Securities and Exchange Commission on November 19, 2009

Registration No. 333-161719

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

AMENDMENT NO. 7 TO FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GLOBAL DEFENSE TECHNOLOGY & SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	8711	20-4477465
(State or other jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1501 Farm Credit Drive, Suite 2300

McLean, Virginia 22102-5011

(703) 738-2840

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John Hillen

Chief Executive Officer

Global Defense Technology & Systems, Inc.

1501 Farm Credit Drive, Suite 2300

McLean, Virginia 22102-5011

(703) 738-2840

(Name, address including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey B. Grill, Esq.	Craig E. Chason, Esq.	Christopher C. Paci, Esq.
Pillsbury Winthrop Shaw Pittman LLP	Pillsbury Winthrop Shaw Pittman LLP	Jack I. Kantrowitz, Esq.
2300 N Street, NW	1650 Tysons Boulevard	DLA Piper LLP (US)
Washington, DC 20037	McLean, VA 22102	1251 Avenue of the Americas
(202) 663-8000	(703) 770-7900	New York, NY 10020
(212) 335-4500

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the Securities Act) check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission (the SEC), acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

We are filing this Amendment No. 7 to Form S-1 to correct typographical errors contained in Amendment No. 6 to Form S-1, Exhibit 23.1, Consent of Independent Registered Public Accounting Firm, and Exhibit 23.2, Consent of Independent Registered Public Accounting Firm.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table itemizes the expenses, other than the underwriting discount, incurred, or to be incurred, by us in connection with the registration and issuance of the securities being registered hereunder. All amounts shown below are estimates except for the SEC registration fee and the NASD filing fee.

SEC registration fee	$4,723
NASD filing fee	$8,964
Printing and engraving expenses	$125,000	*
Accounting fees and expenses	$550,000	*
Legal fees and expenses	$750,000	*
Blue Sky fees and expenses	$25,000	*
Transfer Agent and Registrar fees and expenses	$10,000	*
Miscellaneous	$26,713	*

Total	$1,510,000	*

*	Estimated.

We will bear all expenses shown above.

Item 14. Indemnification of Directors and Officers

As permitted by the Delaware General Corporation Law, our amended and restated certificate of incorporation includes provisions that eliminate the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the company or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derived an improper personal benefit.

Our amended and restated bylaws further provide for the indemnification of our directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended, which we refer to as the Securities Act.

Our directors and officers are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by us.

In addition, the Registrant has entered into indemnity agreements with each of its current directors and officers. These agreements provide for the indemnification of the Registrant’s officers and directors for all expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the face that they are or were agents of the Registrant. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

The indemnification provisions in the Registrant’s amended and restated certificate of incorporation and amended and restated bylaws and the indemnity agreements entered into between the Registrant and each of its directors and officers may be sufficiently broad to permit indemnification of the Registrant’s directors and officers for liabilities arising under the Securities Act.

Additionally, reference is made to the indemnification provisions of the Underwriting Agreement filed as Exhibit 1.1 hereto.

Item 15. Recent Sales of Unregistered Securities

None.

Item 16. Exhibits and Financial Statement Schedules

(a) The following Exhibits are filed herewith and made a part hereof:

Number	Description
1.1	Form of Underwriting Agreement (3)

2.1	Stock Purchase Agreement, dated February 9, 2007, by and among Global Technology Strategies, Inc., Reliance Trust Company and SFA, Inc. (3)

3.1	Certificate of Incorporation of the Registrant, as amended (3)

3.2	Bylaws of the Registrant (3)

3.3	Form of Amended and Restated Certificate of Incorporation of the Registrant (3)

3.4	Form of Amended and Restated Bylaws of the Registrant (3)

4.1+	SFA, Inc. 2007 Stock Option Plan (3)

4.2+	Form of SFA, Inc. 2007 Stock Option Plan Agreement (3)

4.3+	Form of 2009 Performance Incentive Plan (3)

4.4+	Form of 2009 Performance Incentive Option Plan Agreement (3)

4.5+	Form of 2009 Performance Incentive Restricted Stock Agreement (3)

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP regarding the validity of the securities being registered (3)

10.1	GSA Schedule Contract No. GS-35F-0344L awarded to The Analysis Corp., with related purchase orders for the Department of Justice contract (3)

10.2	TWPS Contract No. DAAE07-02-DT001, dated February 6, 2002, by and between SFA, Inc. and U.S. Army TACOM, as amended (3)

10.3	Aberdeen Contract No. W91CRB06D0054, dated August 31, 2006, by and between SFA, Inc. and U.S. Army, as amended (3)

10.4	Field Feeding System Contract No. W911QY-05-D0004, dated April 15, 2005, by and between SFA, Inc. and the U.S. Army, as amended (3)

10.5	Preferred Supplier Services Framework Agreement, dated June 24, 2009 by and between Global Strategies Group (North America) Inc. and Global Strategies Group (Middle East) FZE (3)

10.6+	Form of Director and Officer Indemnification Agreement (3)

10.7+	Employment Agreement, effective August 18, 2008, by and between SFA, Inc. and John Hillen, as amended (3)

10.8+	Employment Agreement, dated February 9, 2007, by and between SFA, Inc. and Jerry D. Robinson (3)

10.9+	Agreement and General Release, dated August 7, 2008, by and between SFA, Inc. and Jerry D. Robinson (3)

Number	Description

10.10+	Executive Employment Agreement, dated April 21, 2009, by and between Global Strategies Group (North America) Inc. and Kevin Kissner (3)

10.11+	Employment Agreement, dated February 9, 2007, by and between SFA, Inc. and Richard G. Mattingley (3)

10.12+	Employment Agreement, dated February 9, 2007, by and between SFA, Inc. and John O. Brennan (3)

10.13+	Executive Employment Agreement, dated April 21, 2009, by and between Global Strategies Group (North America) Inc. and Stephen G. Corey (3)

10.14+	Employment Agreement, effective May 18, 2009, by and between Global Strategies Group (North America) Inc. and James Allen (3)

10.15+	Executive Employment Agreement, dated June 21, 2009, by and between Global Strategies Group (North America) Inc. and Kirk Herdman (3)

10.16+	Form of Employment Agreement to be entered into by and between Global Strategies Group (North America) Inc. and Ronald C. Jones (3)

10.17	Deed of Lease for 1501 Farm Credit Drive, Suites 1900 and 2300, McLean, Virginia, by and between SFA, Inc., TAC and the FCS Building Association, dated as of February 28, 2006, as amended (3)

10.18	Office Lease Agreement for Crofton Business Centre, 2200 Defense Highway, Crofton, Maryland, by and between SFA, Inc. and William F. Chesley, dated July 18, 2004 (3)

10.19	Sub-Lease for 28712 Glebe Road, Easton, Maryland, by and between SFA, Inc.’s Frederick Manufacturing Division and Queensbury Village, Inc., dated July 1, 2003 (3)

10.20	Redemption Agreement dated September 3, 2009, by and among the Registrant, Contego Systems, LLC, Kende Holding kft, and Ronald Jones. (3)

10.21	Services Agreement dated June 17, 2009 by and between GSG Holding (United Kingdom) Limited and Contego Newco Company (3)

10.22	Subcontract No. GMS-2117-08-02-001, dated December 13, 2008 by and between Global Strategies Group (Integrated Securities), Inc. and Global Strategies Group North America) Inc. (3)

10.23	Trademark License Agreement dated September 29, 2009 by and between Global Strategies Group Holding, S.A. and Global Defense Technology Systems, Inc. (3)

10.24	Promissory Note dated February 8, 2007 in the amount of $25,980,000 by Global Technology Strategies, Inc. in favor of Kende Holding kft (3)

10.25	Loan Agreement dated April 3, 2006 in the amount of $1,000,000 by and between Kende Holding kft and Contego Systems Inc. (3)

10.26	Loan and Security Agreement, dated February 9, 2007, by and between SFA, Inc., The Analysis Corp. and SunTrust Bank (3)

10.27	First Amendment to the Loan and Security Agreement, dated October 3, 2007, by and between SFA, Inc., The Analysis Corp. and SunTrust Bank (3)

10.28	Second Amendment to the Loan and Security Agreement, dated May 23, 2008, by and between SFA, Inc., The Analysis Corp. and SunTrust Bank (3)

10.29	Third Amendment to the Loan and Security Agreement, dated July 22, 2008, by and between SFA, Inc., The Analysis Corp. and SunTrust Bank (3)

10.30	Fourth Amendment to the Loan and Security Agreement, dated March 25, 2009, by and between Global Strategies Group (North America) Inc., The Analysis Corp. and SunTrust Bank (3)

10.31	Fifth Amendment to the Loan and Security Agreement, dated September 3, 2009, by and between Global Defense Technology & Systems, Inc., Global Strategies Group (North America) Inc., The Analysis Corp. and SunTrust Bank (3)

Number	Description

10.32	Revolving Note, dated September 3, 2009, in the amount of $29,000,000 by Global Strategies Group (North America) Inc. and The Analysis Corp. in favor of SunTrust Bank (3)

10.33	Special Security Agreement, dated April 18, 2007, by and among Global Strategies Group Holding SA, Kende Holding kft, Global Technology Strategies, Inc., SFA, Inc. and the U.S. Department of Defense (3)

10.34	Form of Registration Rights Agreement to be entered into by and among Global Defense Technology & Systems, Inc., Contego Systems LLC and Ronald Jones (3)

21.1	Subsidiaries of the Registrant (3)

23.1	Consent of PricewaterhouseCoopers LLP (Successor) (2)

23.2	Consent of PricewaterhouseCoopers LLP (Predecessor) (2)

23.3	Consent of Pillsbury Winthrop Shaw Pittman LLP (included as part of Exhibit 5.1) (3)

23.4	Consent of INPUT (3)

24.1	Powers of Attorney (incorporated by reference from signature page) (3)

(1)	To be filed by amendment.

(2)	Included with this filing.

(3)	Previously filed.

+	Management contract or compensatory plan.

(b) All financial statement schedules have been omitted because the information required to be presented in them are not applicable or is shown in the consolidated financial statements or notes thereto.

Item 17. Undertakings

(a) The undersigned hereby undertakes:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) The undersigned hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of McLean, Commonwealth of Virginia, on November 19, 2009.

Global Defense Technology & Systems, Inc.

By:	/s/ John Hillen
John Hillen
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Hillen John Hillen	Chief Executive Officer (Principal Executive Officer)	November 19, 2009

/s/ James P. Allen James P. Allen	Treasurer (Principal Financial Officer and Accounting Officer)	November 19, 2009

/s/ Ronald C. Jones Ronald C. Jones	President and Director	November 19, 2009

* Thomas R. Wilson	Director	November 19, 2009

* Jacques S. Gansler	Director	November 19, 2009

* John Devine	Director	November 19, 2009

* A. Damian Perl	Director	November 19, 2009

*By:	/s/ John Hillen
John Hillen
Attorney-in-Fact

INDEX TO EXHIBITS

Number	Description
1.1	Form of Underwriting Agreement (3)

2.1	Stock Purchase Agreement, dated February 9, 2007, by and among Global Technology Strategies, Inc., Reliance Trust Company and SFA, Inc. (3)

3.1	Certificate of Incorporation of the Registrant, as amended (3)

3.2	Bylaws of the Registrant (3)

3.3	Form of Amended and Restated Certificate of Incorporation of the Registrant (3)

3.4	Form of Amended and Restated Bylaws of the Registrant (3)

4.1+	SFA, Inc. 2007 Stock Option Plan (3)

4.2+	Form of SFA, Inc. 2007 Stock Option Plan Agreement (3)

4.3+	Form of 2009 Performance Incentive Plan (3)

4.4+	Form of 2009 Performance Incentive Option Plan Agreement (3)

4.5+	Form of 2009 Performance Incentive Restricted Stock Agreement (3)

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP regarding the validity of the securities being registered (3)

10.1	GSA Schedule Contract No. GS-35F-0344L awarded to The Analysis Corp., with related purchase orders for the Department of Justice contract (3)

10.2	TWPS Contract No. DAAE07-02-DT001, dated February 6, 2002, by and between SFA, Inc. and U.S. Army TACOM, as amended (3)

10.3	Aberdeen Contract No. W91CRB06D0054, dated August 31, 2006, by and between SFA, Inc. and U.S. Army, as amended (3)

10.4	Field Feeding System Contract No. W911QY-05-D0004, dated April 15, 2005, by and between SFA, Inc. and the U.S. Army, as amended (3)

10.5	Preferred Supplier Services Framework Agreement, dated June 24, 2009 by and between Global Strategies Group (North America) Inc. and Global Strategies Group (Middle East) FZE (3)

10.6+	Form of Director and Officer Indemnification Agreement (3)

10.7+	Employment Agreement, effective August 18, 2008, by and between SFA, Inc. and John Hillen, as amended (3)

10.8+	Employment Agreement, dated February 9, 2007, by and between SFA, Inc. and Jerry D. Robinson (3)

10.9+	Agreement and General Release, dated August 7, 2008, by and between SFA, Inc. and Jerry D. Robinson (3)

10.10+	Executive Employment Agreement, dated April 21, 2009, by and between Global Strategies Group (North America) Inc. and Kevin Kissner (3)

10.11+	Employment Agreement, dated February 9, 2007, by and between SFA, Inc. and Richard G. Mattingley (3)

10.12+	Employment Agreement, dated February 9, 2007, by and between SFA, Inc. and John O. Brennan (3)

10.13+	Executive Employment Agreement, dated April 21, 2009, by and between Global Strategies Group (North America) Inc. and Stephen G. Corey (3)

10.14+	Employment Agreement, effective May 18, 2009, by and between Global Strategies Group (North America) Inc. and James Allen (3)

10.15+	Executive Employment Agreement, dated June 21, 2009, by and between Global Strategies Group (North America) Inc. and Kirk Herdman (3)

10.16+	Form of Employment Agreement to be entered into by and between Global Strategies Group (North America) Inc. and Ronald C. Jones (3)

10.17	Deed of Lease for 1501 Farm Credit Drive, Suites 1900 and 2300, McLean, Virginia, by and between SFA, Inc., TAC and the FCS Building Association, dated as of February 28, 2006, as amended (3)

10.18	Office Lease Agreement for Crofton Business Centre, 2200 Defense Highway, Crofton, Maryland, by and between SFA, Inc. and William F. Chesley, dated July 18, 2004 (3)

Number	Description
10.19	Sub-Lease for 28712 Glebe Road, Easton, Maryland, by and between SFA, Inc.’s Frederick Manufacturing Division and Queensbury Village, Inc., dated July 1, 2003 (3)

10.20	Redemption Agreement dated September 3, 2009, by and among the Registrant, Contego Systems, LLC, Kende Holding kft, and Ronald Jones. (3)

10.21	Services Agreement dated June 17, 2009 by and between GSG Holding (United Kingdom) Limited and Contego Newco Company (3)

10.22	Subcontract No. GMS-2117-08-02-001, dated December 13, 2008 by and between Global Strategies Group (Integrated Securities), Inc. and Global Strategies Group North America) Inc. (3)

10.23	Trademark License Agreement dated September 29, 2009 by and between Global Strategies Group Holding, S.A. and Global Defense Technology Systems, Inc. (3)

10.24	Promissory Note dated February 8, 2007 in the amount of $25,980,000 by Global Technology Strategies, Inc. in favor of Kende Holding kft (3)

10.25	Loan Agreement dated April 3, 2006 in the amount of $1,000,000 by and between Kende Holding kft and Contego Systems Inc. (3)

10.26	Loan and Security Agreement, dated February 9, 2007, by and between SFA, Inc., The Analysis Corp. and SunTrust Bank (3)

10.27	First Amendment to the Loan and Security Agreement, dated October 3, 2007, by and between SFA, Inc., The Analysis Corp. and SunTrust Bank (3)

10.28	Second Amendment to the Loan and Security Agreement, dated May 23, 2008, by and between SFA, Inc., The Analysis Corp. and SunTrust Bank (3)

10.29	Third Amendment to the Loan and Security Agreement, dated July 22, 2008, by and between SFA, Inc., The Analysis Corp. and SunTrust Bank (3)

10.30	Fourth Amendment to the Loan and Security Agreement, dated March 25, 2009, by and between Global Strategies Group (North America) Inc., The Analysis Corp. and SunTrust Bank (3)

10.31	Fifth Amendment to the Loan and Security Agreement, dated September 3, 2009, by and between Global Defense Technology & Systems, Inc., Global Strategies Group (North America) Inc., The Analysis Corp. and SunTrust Bank (3)

10.32	Revolving Note, dated September 3, 2009, in the amount of $29,000,000 by Global Strategies Group (North America) Inc. and The Analysis Corp. in favor of SunTrust Bank (3)

10.33	Special Security Agreement, dated April 18, 2007, by and among Global Strategies Group Holding SA, Kende Holding kft, Global Technology Strategies, Inc., SFA, Inc. and the U.S. Department of Defense (3)

10.34	Form of Registration Rights Agreement to be entered into by and among Global Defense Technology & Systems, Inc., Contego Systems LLC and Ronald Jones. (3)

21.1	Subsidiaries of the Registrant (3)

23.1	Consent of Pricewaterhouse Coopers LLP (Successor) (2)

23.2	Consent of Pricewaterhouse Coopers LLP (Predecessor) (2)

23.3	Consent of Pillsbury Winthrop Shaw Pittman LLP (included as part of Exhibit 5.1) (3)

23.4	Consent of INPUT (3)

24.1	Powers of Attorney (incorporated by reference from signature page) (3)

(1)	To be filed by amendment.

(2)	Included with this filing.

(3)	Previously filed.

+	Management contract or compensatory plan.

2